EXHIBIT 23.1

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 19, 1999, included or incorporated by reference in the Freeport-McMoRan Copper & Gold Inc. Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.




                                                    /s/ Arthur Andersen LLP
New Orleans, Louisiana
August 24, 1999